THE GRANT OF THIS WARRANT AND THE PURCHASE OF THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.


                     COMMON STOCK PURCHASE WARRANT AGREEMENT


          This COMMON STOCK PURCHASE WARRANT AGREEMENT (the "Warrant Agreement") is entered into effective as of the 1st day of August, l996, by and between EMERSON RADIO CORP., a Delaware corporation (the "Company"), and ARTHUR STERN, III and his heirs, legal representatives and permitted assigns ("Holder"), Mr. Stern being a Senior Vice President of STARR SECURITIES, INC., a New York corporation ("Starr").

           WHEREAS, on even date herewith, the Company and Starr entered into that certain Consulting Agreement (the "Consulting Agreement") whereby the Company engaged Starr to render to the Company certain consulting services more particularly described in Section 2 thereof (the "Consulting Services"); and

           WHEREAS, in consideration for the Consulting Agreement and for the Consulting Services to be provided thereunder, the Company has agreed to issue to Starr, and/or employees or consultants of Starr designated by it upon its execution and delivery of the Consulting Agreement, Holder being so designated by the execution by Starr of this Warrant Agreement, Common Stock Purchase Warrants (the "Warrants") to purchase an aggregate of 250,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the requirements relating to the exercise thereof set forth herein;

           NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the parties hereto agree as follows:

           1. GRANT OF WARRANTS. For value received, the Company hereby grants Holder, subject to the terms and conditions hereinafter set forth, the right to purchase up to a maximum of 110,000 shares of the Common Stock of the Company (the "Shares"), subject to adjustment as set forth herein.

          2. EXERCISE OF WARRANTS. The Warrants will vest and may be exercised by the Holder as to (i) 50% of the Shares covered hereby at any time after February 1, 1997, and (ii) all or any part of the Shares covered hereby at any time after August 1, 1997, in either event until August 1, 2001, when such Warrants shall expire, at an exercise price of $4.00 per share ("Warrant Exercise Price"). The Holder shall deliver to the Company written notice of Holder's intent to exercise the Warrants at Nine Entin Road, Parsippany, New Jersey 07054-0430, or at such other address as the Company shall designate in writing to the Holder, together with this Warrant Agreement and a check payable to the order of the Company for the aggregate purchase price of the Shares so purchased. Upon exercise of the Warrants as aforesaid, the Company shall as promptly as practicable, and in any event within 10 days thereafter, execute and deliver to the Holder a certificate or certificates in the name of the Holder for the total number of whole Shares for which the Warrants are being exercised. If the Warrants shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a similar warrant of like tenor and date covering the number of Shares in respect of which the Warrants were not exercised. The Warrants covered by this Warrant Agreement shall lapse and be null and void if not exercised by the Holder on or before 5:00 p.m., New York City time, on August 1, 2001.

           3. COVENANTS OF THE COMPANY. The Company covenants and agrees that all the Shares which may be issued upon the exercise of the Warrants represented by this Warrant Agreement will, upon issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which the Warrants represented by this Warrant Agreement may be exercised, the Company will at all times have authorized and reserved a sufficient number of Shares to provide for the exercise of the Warrants represented by this Warrant Agreement.

          4.  ADJUSTMENTS OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES.

             (a) If the Company shall, without the payment of new value, at any time declare a stock dividend on its outstanding shares of Common Stock or effectuate a stock split or reverse stock split, by subdivision or consolidation in any manner, regarding the number of shares of the Common Stock then outstanding into a different number of shares of the Common Stock, with or without par value, then thereafter the number of Shares which the holder shall have the right to purchase (calculated immediately prior to such change), shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of the Common Stock of the Company issued and outstanding by reason of such dividend or change, and the Warrant Exercise Price of the Shares after such change shall in the event of an increase in the number of shares of the Common Stock be proportionately reduced, and in the event of a decrease in the number of shares of the Common Stock be proportionately increased.

             (b) Notwithstanding anything herein to the contrary, for purposes of this Section 4, the Holder agrees that no adjustment shall be made to the Warrant Exercise Price or the number of Shares issuable upon the exercise of this Warrant Agreement upon issuance of Common Stock (or any other securities) of the Company for any purposes other than as set forth in Sections 4(a) and 5 herein.

           5. SURVIVAL IN THE EVENT OF MERGERS AND REORGANIZATIONS. In the event of the reclassification or change in the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or in the event of a sale of all or substantially all of the assets of the Company, or in the event of any consolidation of the Company with, or merger of the Company into, another corporation, the Company, or such successor corporation, as the case may be, shall provide that, the Holder shall thereafter be entitled to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, sale, or merger by a holder of the number of Shares which this Warrant Agreement entitled the holder thereof to purchase immediately prior to such reclassification, change, consolidation, sale, or merger. Such corporation, which thereafter shall be deemed to be the Company for purposes of this Warrant Agreement, shall provide for adjustments, if any, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant Agreement.

           6. SALE OF ASSETS, DISSOLUTION. In the event of a sale of all or substantially all the assets of the Company, or in the event of any distribution of all or substantially all of its assets in dissolution or liquidation, or in the event of any other distribution or dividend (other than cash dividends), the Company shall mail notice thereof by registered mail to the Holder and shall make no distribution to the stockholders of the Company until the expiration of 10 days from the date of mailing of the aforesaid notice; provided, however, that in any such event, if the Holder shall not exercise the Warrants within 10 days from the date of mailing such notice, all rights herein granted and not so exercised within such 10 day period shall thereafter become null and void. The Company shall not, however, be prevented from consummating any such merger, consolidation, sale or distribution without awaiting the expiration of such 10 day period, it being the intent and purpose hereof to enable the Holder, upon exercise of the Warrants, to participate in the distribution of the consideration to be received by the Company upon any such merger, consolidation, or sale or in the distribution of assets upon any dissolution or liquidation or in the event of any other distribution or dividend (as provided above).

           7. NO FRACTIONAL SHARES. The number of Shares subject to issuance upon the complete exercise of the Warrants shall be rounded down to the nearest whole number of Shares so that no fractional Shares shall be issued upon the complete exercise of the Warrants. The Holder shall not be entitled to receive any compensation or property for such fractional Share to which it may have been entitled to in the absence of this provision.

          8. NOTICES. If there shall be any adjustment in accordance with this Warrant Agreement, or if securities or property other than Shares of the Company shall become purchasable in lieu of Shares upon exercise of the Warrants, the Company shall forthwith cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder at its address shown on the books of the Company, which notice shall be accompanied by a certificate of either independent public accountants of recognized standing or the Chairman, President, or any Vice President of the Company setting forth in reasonable detail the basis for the Holder becoming entitled to purchase such Shares and the number of Shares which may be purchased and the exercise price thereof, or the facts requiring any such adjustment, or the kind and amount of any such securities or property so purchasable upon the exercise of the Warrants, as the case may be.

           9. TAXES. The issue of any stock or other certificate upon the exercise of the Warrant shall be made without charge to the Holder for any stamp, duty, excise, or similar tax (but not including the Holder's income or similar taxes) in respect of the issue of such certificate. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, as the registered holder of this Warrant Agreement, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

           10. NON-TRANSFERABILITY OF WARRANTS. The Warrants shall be non-transferable without the express written consent of the Company.

           11. WARRANT HOLDER NOT STOCKHOLDER. This Warrant Agreement does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder of the Company, as such in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof as provided herein.

           12. INVESTMENT REPRESENTATIONS. The Holder, by acceptance hereof, and with reference to the Warrants and the Shares issuable upon exercise of the Warrants, represents and warrants that:

            (a) The Holder is acquiring such securities for investment purposes only, for its own account, and not with a view toward resale or other distribution thereof, and has no present intention of selling or otherwise disposing of such securities.

             (b) The Holder is aware that the offer and sale of the securities have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities law, that upon exercise of the Warrants, the Shares must be held indefinitely unless they are subsequently registered or an exemption from such registration is available and that the Company is under no obligation to register the offer and sale of the Shares under the Securities Act or any applicable state securities laws, except as otherwise set forth in Section 14 hereof.

             (c) The Holder acknowledges that the Warrants may not be made subject to a security interest, pledged, hypothecated, sold, or otherwise transferred in the absence of an effective registration statement for such Warrants under the Securities Act and such applicable state securities laws or there is an applicable exemption therefrom. The Holder further acknowledges that, unless the offer and sale of the Shares issuable upon exercise of the Warrants have been registered under the Securities Act, the Shares issued upon the exercise of the Warrants shall be restricted in the same manner and to the same extent as the Warrants and the certificates representing such Shares shall bear the following legend:

     "THE OFFER AND SALE OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED UNTIL A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR THERE IS AN AVAILABLE EXEMPTION THEREFROM."

          In making the above representations and warranties, the Holder intends that the Company rely thereon and understands that, as the result of such reliance, such securities are not being registered under the Securities Act or any applicable state securities laws in reliance upon the applicability of certain exemptions relating to transactions not involving a public offering.

           13. LOST WARRANTS. In case this Warrant Agreement shall be mutilated, lost, stolen, or destroyed, the Company will issue a new Warrant Agreement of like date, tenor, denomination and terms and conditions, and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant Agreement, or in lieu of any Warrant Agreement lost, stolen, or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft, or destruction of such Warrant Agreement, and upon receipt of indemnity satisfactory to the Company.

          14.  REGISTRATION RIGHTS.

           (a) The Company agrees that if at any time hereafter the Company files with the Securities and Exchange Commission ("Commission") a registration statement ("Registration Statement") under the Securities Act on a form suitable for registering the Shares (including Form S-8, if available) issuable upon exercise of the Warrants (other than on Form S-4, (S-8 if unavailable), or comparable registration statement; other than any registration statement which has been declared effective by the Commission prior to the date hereof or has been filed with the Commission prior to the date hereof but has not yet been declared effective; and, other than any registration statement arising pursuant to the terms of that certain Stipulation of Settlement and Order, dated June 11, l996, entered in the United States District Court for the District of New Jersey, Hon. Nicholas H. Politan presiding, in the action entitled Emerson Radio Corp. v. Donald K. Stelling, et al., Civil Action No. 94-3393 (NHP) ), it will give written notice to such effect to the Holder, at least 30 days prior to such filing, and, at the written request of the Holder, made within 10 days after the receipt of such notice, will include therein at the Company's cost and expense (except for the fees and expenses of counsel to the Holder and underwriting discounts and commissions attributable to the Shares of Warrant Common Stock [as hereinafter defined] included therein) such of the Shares of Warrant Common
Stock held by the Holder as it shall request. If the registration is an underwritten primary registration on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their good faith opinion, based upon market conditions, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Warrant Common Stock (as hereinafter defined) requested to be included in such registration and other securities requested to be included in such registration pursuant to contractual arrangements between Company and such other security holders ("Registration Rights Holders"), pro rata among the holders of the Warrant Common Stock and the Registration Rights Holders on the basis of the number of securities requested to be included in such registration by such holders and the Registration Rights Holders, and (iii) third, other securities requested to be included in such registration. The Company, at its own expense, will use its best efforts to file and seek the effectiveness of such Registration Statement with the Commission and will cause the prospectus included in such Registration Statement to meet the requirements of the Securities Act necessary to effect the sale of the Shares included at the request of the Holder and keep such Registration Statement effective for a period of 180 days thereafter. The term "Warrant Common Stock" shall mean the Shares issuable and issued pursuant to this Warrant Agreement and all other Warrants originally granted to Starr and/or its employees or consultants as contemplated in the second recital hereof and pursuant to all Warrants issued upon transfer, division, or combination of, or in substitution for, any thereof. The rights of the Holder under this Section 14 shall apply to an unlimited number of offerings proposed by the Company.

           (b) The Company promptly shall notify the Holder, as a participating holder of Warrant Common Stock, of the occurrence of any event as a result of which any prospectus included in a registration statement filed pursuant to this
Section 14 includes any misstatement of a material fact or omission of any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

           (c) In addition, upon written demand received at any time on or before 5:00 p.m., New York City time, on August 1, 2001, from the Holder or other holders of a minimum of 50% or more of the Warrant Common Stock originally subject to the Warrants granted to Starr and/or its employees or consultants as contemplated in the second recital hereof, that the Holder contemplates the transfer of all or any of his or its Warrant Common Stock under such circumstances that registration under the Securities Act will be required, the Company shall, not more than once, at the expense of the Company, except for the fees and expenses of counsel to the Holder and other holders and underwriting discounts and commissions attributable to the Shares of Warrant Common Stock included therein, as promptly as possible after receipt of such notice, file a new registration statement or, if available, an offering statement under Regulation A under the Securities Act, with respect to the offering and sale or other disposition of the Warrant Common Stock with respect to which it shall have received such notice; provided, that the Company will only be required to file a registration statement or offering statement or amendment thereto no later than 135 days after any fiscal year end of the Company and at such time as it has available for utilization therein the audited consolidated financial statements of the Company as of the preceding fiscal year end. The Company must file a registration statement or offering statement if the Shares of Warrant Common Stock cannot be sold under Regulation A because of the limited exemption. The Company agrees as soon as reasonably practicable to cause the above filing to become effective. Within 10 days after receiving such notice, the Company shall give notice to the other holders of the Warrants and Warrant Common Stock advising that the Company is proceeding with such registration statement or offering statement and offering to include therein Warrant Common Stock of such Holder. The Company shall not be obligated to any such other Holder unless such other Holder shall accept such offer by notice in writing to the Company within 10 days thereafter.

           (d) The Company's obligations under this Section 14 with respect to the Holder, as the holder of Warrant Common Stock, are expressly conditioned upon the Holder promptly, completely, and accurately furnishing to the Company in writing such information concerning the Holder and the terms of the Holder's proposed offering as the Company shall request for inclusion in the Registration Statement.

           15. INDEMNIFICATION BY COMPANY. The Company agrees that, in the event of the registration of the offer and sale of any of the Shares of Warrant Common Stock, the Company will indemnify and hold harmless the Holder against any losses, claims, damages, or liabilities to which the Holder may become subject under the Securities Act, or any similar federal statute, and state Blue Sky and securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement under which the offer and sale of the Shares of Warrant Common Stock were registered under such Securities Act or similar federal statute, any state Blue Sky or securities law, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder for any legal or any other expenses reasonably incurred by the Holder in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that to the extent that any such loss, claim, damage, or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said final prospectus or any said amendment or supplement in reliance upon, and in conformity with, information furnished to the Company by the Holder, the Company will not be so liable to the Holder.

          16. INDEMNIFICATION BY THE HOLDER. The Holder, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers, and each other person, if any, who controls the Company, against any losses, claims, damages, or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act, or any other statute or at common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon the disposition by the Holder of the Warrants or the Shares issuable upon the exercise hereof in violation of the provisions of this Warrant Agreement or arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, any preliminary prospectus, or final prospectus, or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished to the Company by the Holder.

          17. APPLICABLE LAW. This Warrant Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Warrant Agreement effective as of the day and year first above written.

                              EMERSON RADIO CORP.



                              By: /s/ Eugene I. Davis
                                  Eugene I. Davis, President


                              ARTHUR STERN, III

                              /s/ Arthur Stern, III

                              STARR SECURITIES, INC.

                              By: /s/ Martin Vegh, President
                                     (Name)            (Title)